UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2024

Hibbett, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-20969	20-8159608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2700 Milan Court Birmingham, Alabama	35211
(Address of principal executive offices)	(Zip Code)

(205) 942-4292
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	HIBB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

Transaction Structure; Transaction Consideration

On April 23, 2024, Hibbett, Inc., a Delaware corporation (the “Company” or “Hibbett”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Genesis Holdings, Inc., an Indiana corporation (“Parent”), Steps Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”) and, solely for purposes of certain provisions specified therein, JD Sports Fashion plc, a company incorporated under the laws of England and Wales and the ultimate parent company of Parent and Merger Sub (“JD Sports”). Pursuant to the terms of the Merger Agreement and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”) effective as of the effective time of the Merger (the “Effective Time”). As a result of the Merger, Merger Sub will cease to exist, and the Company will survive as a wholly owned subsidiary of Parent (the “Surviving Corporation”).

The Board of Directors of the Company (the “Board”) unanimously (i) determined that the terms of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, (ii) determined that it is in the best interest of the Company and its stockholders to enter into, and approved, adopted and declared advisable, the Merger Agreement, (iii) approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained in the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (iv) directed that the approval of the adoption of the Merger Agreement be submitted to the stockholders of the Company and (v) resolved to recommend that the stockholders of the Company approve the adoption of the Merger Agreement at any meeting of the Company’s stockholders held for such purpose and any adjournment or postponement thereof.

As a result of the Merger, except as otherwise provided in the Merger Agreement, at the Effective Time, each share of the Company’s common stock, par value $0.01 per share (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than any (i) shares of Company Common Stock (A) held in the treasury of the Company or (B) owned by any direct or indirect wholly owned subsidiary of the Company, JD Sports or any direct or indirect wholly-owned subsidiary of JD Sports and (ii) shares of Company Common Stock held by a stockholder who has not voted in favor of the adoption of the Merger Agreement and who has complied with all of the provisions of the General Corporation Law of the State of Delaware concerning the right of holders of shares of Company Common Stock to demand appraisal of their shares) will be converted into the right to receive $87.50 in cash, without interest (the “Transaction Consideration”).

Pursuant to the Merger Agreement (unless otherwise mutually agreed by Parent and the applicable holder thereof), at the Effective Time:

●
each option to purchase shares of Company Common Stock (any such option, a “Company Option”) that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, will be cancelled by virtue of the Merger without any action on the part of the holder thereof and will entitle the holder to receive an amount in cash (without interest and subject to applicable withholding taxes) from the Surviving Corporation with respect thereto equal to the product of (1) the number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time and (2) the excess, if any, of the Transaction Consideration over the exercise price per share of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time. Any Company Option with an exercise price equal to or in excess of the Transaction Consideration will be cancelled and have no further force or effect by virtue of the Merger without any action on the part of the holder thereof and without any payment to the holder thereof;

●
each performance stock unit award (any such unit, a “Company PSU Award”) that was granted on or after January 1, 2023 to an employee of the Company or its subsidiaries who is not a party to a change in control severance agreement with the Company or its subsidiaries (any such agreement, a “Change in Control Agreement”) (any such Company PSU Award, a “Specified Company PSU Award”), that is outstanding as of immediately prior to the Effective Time, will be cancelled by virtue of the Merger without any action on the part of any holder or beneficiary thereof and will entitle the holder to receive an unvested amount in cash (without interest and subject to applicable withholding Taxes) from the Surviving Corporation with respect thereto equal to the product of (1) the number of shares of Company Common Stock that would have vested pursuant to the terms of such Specified Company PSU Award, assuming that any performance based vesting conditions applicable to such Specified Company PSU Award for any performance period that has not been completed as of the Effective Time are achieved at target performance levels, and (2) the Transaction Consideration, vesting, subject to the continued service of the former holder of such Specified Company PSU Award with Parent and its affiliates (including the Surviving Corporation), on the same time-based vesting schedule and otherwise on substantially the same terms as the corresponding Specified Company PSU Award (as provided for in the Company’s 2015 Equity Incentive Plan and the underlying award agreements, in each case as in effect as of the date of the Merger Agreement, the terms of which will survive the closing of the Merger with respect to such Company PSU Award), except for any performance-vesting conditions and as otherwise provided for in the Merger Agreement. Each Company PSU Award that is not a Specified Company PSU Award (any such Company PSU Award, a “Vested Company PSU Award”) that is outstanding as of immediately prior to the Effective Time, will automatically become fully vested (if not already fully vested) and will be cancelled by virtue of the Merger without any action on the part of any holder or beneficiary thereof and will entitle the holder to receive an amount in cash (without interest and subject to applicable withholding Taxes) with respect thereto equal to the product of (1) the number of shares of Company Common Stock that would have vested pursuant to the terms of such Vested Company PSU Award, assuming that any performance based vesting conditions applicable to such Vested Company PSU Award for any performance period that has not been completed as of the Effective Time are achieved at target performance levels, and (2) the Transaction Consideration; and

●
each restricted stock unit award (any such unit, a “Company RSU Award”) that was granted on or after January 1, 2023 to an employee of the Company or its subsidiaries who is not a party to a Change in Control Agreement (any such Company RSU Award, a “Specified Company RSU Award”) that is outstanding as of immediately prior to the Effective Time will be cancelled by virtue of the Merger without any action on the part of any holder or beneficiary thereof and will entitle the holder to receive an unvested amount in cash (without interest and subject to applicable withholding Taxes) from the Surviving Corporation with respect thereto equal to the product of (1) the number of shares of Company Common Stock then underlying such Specified Company RSU Award as of immediately prior to the Effective Time and (2) the Transaction Consideration, vesting, subject to the continued service of the former holder of such Specified Company RSU Award with Parent and its affiliates (including the Surviving Corporation), on the same time-based vesting schedule and otherwise on substantially the same terms as the corresponding Specified Company RSU Award (as provided for in the Company’s 2015 Equity Incentive Plan and the underlying award agreements, in each case as in effect as of the date of the Merger Agreement, the terms of which will survive the closing of the Merger with respect to such Company PSU Award), except as otherwise provided for in the Merger Agreement. Each Company RSU Award that is not a Specified Company RSU Award (any such Company RSU Award, a “Vested Company RSU Award”) and each share of Company Common Stock credited to any Deferred Stock Account (as defined in the Company’s 2015 Director Deferred Compensation Plan) (each such credited share, a “Company DSU Award”) that is outstanding as of immediately prior to the Effective Time will automatically become fully vested (if not already fully vested) and will be cancelled by virtue of the Merger without any action on the part of any holder or beneficiary thereof and will entitle the holder to receive an amount in cash (without interest and subject to applicable withholding Taxes) from the Surviving Corporation with respect thereto equal to the product of (1) the number of shares of Company Common Stock then underlying such Vested Company RSU Award or Company DSU Award as of immediately prior to the Effective Time and (2) the Transaction Consideration.

In addition, prior to the Effective Time, (i) participation in the Company’s 2015 Employee Stock Purchase Plan (the “ESPP”) will be limited to those employees of the Company and its subsidiaries who are currently participating in the ESPP on the date of the Merger Agreement, (ii) the “Offering” (as defined in the ESPP) under the ESPP in effect as of the date the Merger Agreement (the “Final Offering”) will be the final Offering under the ESPP and no Offering will commence on or after the date of the Merger Agreement, (iii) all further payroll deductions under the ESPP will cease effective as of the conclusion of the Final Offering; (iv) each purchase right under the ESPP outstanding as of the date of the Merger Agreement will automatically be exercised no later than the earlier to occur of (A) the Offering Termination Date (as defined in the ESPP) for the Final Offering and (B) the second business day prior to the closing date (such earlier date, the “Final Exercise Date”); (v) each ESPP participant’s accumulated contributions under the ESPP will be used to purchase whole shares of Company Common Stock in accordance with the terms of the ESPP as of the Final Exercise Date, which shares of Company Common Stock will be treated in the manner described in the Merger Agreement at the Effective Time; and (vi) the ESPP will terminate effective as of immediately prior to (and subject to the occurrence of) the Effective Time, but subsequent to the exercise of purchase rights on the Final Exercise Date (in accordance with the terms of the ESPP). At the Effective Time, any funds credited as of such date under the ESPP that are not used to purchase shares of Company Common Stock on the Final Exercise Date within the associated accumulated payroll withholding account for each participant under the ESPP will be refunded to the applicable participant in accordance with the terms of the ESPP.

Conditions to the Merger

The consummation of the Merger is subject to the satisfaction or waiver of various customary conditions set forth in the Merger Agreement, including, but not limited to, (i) the approval of the Merger Agreement by the affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock (the “Company Stockholder Approval”), (ii) the expiration or termination of any applicable waiting period (or any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of any restraint or law preventing or prohibiting the consummation of the Merger, (iv) the accuracy of Parent’s, Merger Sub’s, and the Company’s representations and warranties (subject to certain materiality qualifiers), (v) Parent’s, Merger Sub’s and the Company’s compliance in all material respects with their respective covenants and agreements required by the Merger Agreement to be performed or complied with before the Effective Time, and (vi) the absence of any Company Material Adverse Effect (as defined in the Merger Agreement) since the date of the Merger Agreement. The consummation of the Merger is not subject to a financing condition.

No Solicitation of Competing Offers; Fiduciary-Out

Upon the Company’s entry into the Merger Agreement, the Company became subject to customary “no shop” restrictions that restrict, among other things, the Company’s ability to solicit proposals from, provide information to, and engage in discussions with, any third parties with respect to the acquisition of, or any similar transaction resulting in the acquisition of, the Company.

Subject to certain customary “fiduciary out” exceptions, the Board is required to recommend that the Company’s stockholders vote in favor of the approval of the Merger, the Merger Agreement and the transactions contemplated thereby. However, the Company may, prior to the receipt of the Company Stockholder Approval, make a Company Adverse Recommendation Change (as defined in the Merger Agreement) (i) if, following the receipt of a bona fide written Company Takeover Proposal (as defined in the Merger Agreement), the Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that such proposal constitutes a Company Superior Proposal (as defined in the Merger Agreement) or (ii) in connection with an Intervening Event (as defined the Merger Agreement), in each case, where the failure to take such action is reasonably likely to be inconsistent with the Board’s fiduciary duties and if the Company complies with certain notice and other requirements set forth in the Merger Agreement, including the payment of the Company Termination Fee (as defined in the Merger Agreement) to Parent or its designee.

Termination and Termination Fees

Either the Company or Parent may terminate the Merger Agreement in certain circumstances, including if (i) the Merger shall not have been consummated on or prior to 11:59 p.m. New York City time on January 23, 2025 (“End Date”); provided, however, that if as of 11:59 p.m. New York City time on January 23, 2025, certain of the conditions with respect to antitrust matters set forth in the Merger Agreement have not been satisfied, then either the Company or Parent may, in its respective sole discretion, elect to extend the End Date to 11:59 p.m. New York City time on April 23, 2025; provided, however, that if as of 11:59 p.m. New York City time on April 23, 2025, certain of the conditions with respect to antitrust matters set forth in the Merger Agreement have not been satisfied, then either the Company or Parent may, in its respective sole discretion, elect to extend the End Date to 11:59 p.m. New York City time on July 23, 2025, (ii) a governmental authority of competent jurisdiction has issued a final non-appealable order prohibiting the consummation of the Merger, (iii) the Company Stockholder Approval is not obtained at the stockholders’ meeting duly convened therefor or at any adjournment or postponement thereof, or (iv) the other party materially breaches, and does not cure, any representation or covenant that would cause the related condition to the other party’s obligation to consummate the Merger not to be satisfied, in each case subject to certain limitations set forth in the Merger Agreement.

The Company may also terminate the Merger Agreement, prior to receipt of the Company Stockholder Approval, in order to concurrently enter into an acquisition agreement providing for a Company Superior Proposal and, concurrently with (and as a condition to) such termination, the Company pays a termination fee of an amount in cash equal to $35.2 million (the “Company Termination Fee”) to Parent.

Parent may terminate the Merger Agreement, and receive the Company Termination Fee from the Company, if (i) the Board has made a Company Adverse Recommendation Change, which termination right expires upon the Company Stockholder Approval having been obtained or (ii) the Company has committed a Willful and Material Breach (as defined in the Merger Agreement) of the covenant prohibiting solicitation of competing offers.

The Company will also be required to pay the Company Termination Fee if (A) a third party publicly proposes or announces a Company Takeover Proposal (as defined in the Merger Agreement) after the date of the Merger Agreement and such Company Takeover Proposal is not withdrawn prior to a termination of the Merger Agreement, and thereafter the Merger Agreement is terminated by (i) either the Company or Parent as a result of the Merger not having been consummated on or prior to the End Date (and at such time the Parent Termination Fee is not payable to the Company), (ii) Parent as a result of a material breach by the Company of any representation or covenant which breach is not cured and would result in a failure of certain conditions to closing to not be satisfied, subject to certain limitations set forth in the Merger Agreement or (iii) Parent or the Company as a result of the Company failing to obtain Company Stockholder Approval; and (B) at any time within the 12 months following such termination, the Company consummates any transaction involving a Company Takeover Proposal or enters into a definitive agreement for any such transaction that is (i) subsequently consummated or (ii) subsequently terminated before consummation but a subsequent such transaction is entered into in connection with the termination of such first transaction and such subsequent transaction is subsequently consummated (in either case, whether within such 12-month period or thereafter).

The Company will be entitled to receive a reverse termination fee from Parent of an amount in cash equal to $53.5 million (the “Parent Termination Fee”) if the Company or Parent terminates the Merger Agreement (i) as a result of the Merger not having been consummated on or prior to the End Date and at such time (x) certain of the conditions with respect to antitrust matters set forth in the Merger Agreement have not been satisfied, (y) a material breach by the Company of the Merger Agreement has not been the proximate cause of the failure of such conditions with respect to antitrust matters to be satisfied and (z) all other conditions to the obligations of Parent and Merger Sub to effect the Merger have been satisfied or waived (or, in the case of those conditions that by their nature are to be satisfied at or immediately prior to the closing of the Merger, such conditions are capable of being satisfied if the closing were to occur) or (ii) as a result of a governmental authority of competent jurisdiction issuing a final non-appealable order prohibiting the consummation of the Merger under or as a result of an antitrust law and (x) a material breach by the Company of the Merger Agreement has not been the proximate cause of such order, and (y) all other conditions to the obligations of Parent and Merger Sub to effect the Merger have been satisfied or waived (or, in the case of those conditions that by their nature are to be satisfied at or immediately prior to the closing of the Merger, such conditions are capable of being satisfied if the closing were to occur).

Other Terms of the Merger Agreement

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to use its reasonable best efforts to conduct its business in the ordinary course during the period between the date of the Merger Agreement and the earlier of the Effective Time and the termination of the Merger Agreement and not to engage in specified actions during this period, subject to certain exceptions, including that the Company has agreed to suspend the payment of dividends on the Company Common Stock and the repurchases of shares of Company Common Stock under the Company’s stock repurchase program.

JD Sports has agreed to guarantee the performance of the obligations of Parent and Merger Sub under the Merger Agreement and the payment of the Transaction Consideration, as well as payment of monetary damages (including the Parent Termination Fee) to the extent recoverable in the event of termination of the Merger Agreement under circumstances allowing claims for monetary damages.

If the Merger is consummated, the shares of the Company Common Stock will be delisted from the Nasdaq Stock Market and deregistered under the Securities Exchange Act of 1934, as amended.

The foregoing description of the Merger Agreement does not purport to be and is not complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

A copy of the Merger Agreement has been attached as an exhibit hereto to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub, JD Sports or their respective businesses. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of the specific dates therein, were solely for the benefit of parties to the Merger Agreement, are subject to certain limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, as well as by information contained in certain reports including the reports and other documents filed or furnished, as applicable, by the Company with the Securities and Exchange Commission (the “SEC”) after January 1, 2021, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “ongoing,” “outlook,” “should,” “seek,” “target,” “will,” “would,” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, Hibbett. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Hibbett’s business and the price of Hibbett’s common stock; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the Merger Agreement by Hibbett’s stockholders and receipt of required regulatory approvals; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring Hibbett to pay a termination fee; (iv) the effect of the announcement or pendency of the proposed transaction on Hibbett’s business relationships, operating results and business generally; (v) risks that the proposed transaction disrupts Hibbett’s current plans and operations; (vi) Hibbett’s ability to retain and hire key personnel in light of the proposed transaction; (vii) risks related to diverting management’s attention from Hibbett’s ongoing business operations; (viii) unexpected costs, charges or expenses resulting from the proposed transaction; (ix) potential litigation relating to the transaction that could be instituted against JD Sports, Hibbett or their, or their affiliates, respective directors, managers or officers, including the effects of any outcomes related thereto; (x) continued availability of capital and financing and rating agency actions; (xi) certain restrictions during the pendency of the transaction that may impact Hibbett’s ability to pursue certain business opportunities or strategic transactions; (xii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war, hostilities, epidemics or pandemics, as well as management’s response to any of the aforementioned factors; (xiii) other risks described in Hibbett’s filings with the SEC, such risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of Hibbett’s Annual Report on Form 10-K filed with the SEC on March 25, 2024 and subsequent filings; and (xiv) those risks and uncertainties that will be described in the proxy statement that will be filed with the SEC (if and when it becomes available) from the sources indicated below. While the list of risks and uncertainties presented here is, and the discussion of risks and uncertainties to be presented in the proxy statement will be, considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the transaction and/or Hibbett’s consolidated financial condition, results of operations, credit rating or liquidity. The forward-looking statements speak only as of the date they are made. Hibbett undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find it

In connection with the transaction, Hibbett intends to file a preliminary proxy statement on Schedule 14A with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, COMPANY STOCKHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS, INCLUDING THE DEFINITIVE PROXY STATEMENT (IF AND WHEN IT BECOMES AVAILABLE), THAT ARE FILED OR WILL BE FILED WITH THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The definitive proxy statement (if and when it becomes available) will be mailed to stockholders of Hibbett. Stockholders will be able to obtain the documents (when they become available) free of charge at the SEC’s website, http://www.sec.gov. In addition, stockholders may obtain free copies of the documents (if and when they become available) on Hibbett’s website, https://investors.hibbett.com.

Participants in the Solicitation

Hibbett and certain of its directors, executive officers and other employees, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of Hibbett’s stockholders in connection with the transaction. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction and their respective direct and indirect interests in the transaction, by security holdings or otherwise, will be included in the definitive proxy statement and other materials to be filed with the SEC in connection with the transaction (if and when they become available). Free copies of these documents may be obtained as described in the preceding paragraph.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*
Agreement and Plan of Merger, dated as of April 23, 2024, by and among Hibbett, Inc., Genesis Holdings, Inc., Steps Merger Sub, Inc. and, solely for purposes of certain provisions specified therein, JD Sports Fashion plc*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*
Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT, INC.

By:	/s/ Robert Volke
Robert Volke
Senior Vice President and Chief Financial Officer
Date: April 25, 2024